Exhibit 10.1

THOMAS PROPERTIES GROUP, INC.

2004 EQUITY INCENTIVE PLAN

1.    Purpose. The purpose of this Thomas Properties Group, Inc. 2004 Equity Incentive Plan is to attract, reward and retain officers, employees and consultants for Thomas Properties Group, Inc. and its Affiliates and Subsidiaries.

2.    Definitions. As used in this Plan,

(a) “Affiliate” means any entity, other than a Subsidiary, directly or indirectly controlling, controlled by or under common control with the Company. Control of an entity or the Company means the power to direct the management and policies of such entity or the Company, directly or indirectly, whether through the ownership of Voting Securities or other interests, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Award” means any award of an Option Right, Restricted Shares or Incentive Units granted under the Plan.

(c) “Award Agreement” means a written agreement setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Award Agreement,” a “Restricted Share Award Agreement” or an “Incentive Unit Award Agreement.”

(d) “Board” means the board of directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).

(e) “Change in Control” shall have the meaning provided in Section 9 of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Common Shares” means the shares of common stock, par value $.01 per share, of the Company or any security into which such Common Shares may be changed, by operation of law or otherwise.

(h) “Company” means Thomas Properties Group, Inc., a Delaware corporation.

(i) “Date of Grant” means the date specified by the Board on which an Award shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

(j) “Director” means a member of the Board.

(k) “Effective Date” means July 8, 2004.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m) “Fair Market Value” means, as of any particular date, the value of the Common Shares determined as follows: (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

(n) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision thereto.

(o) “Incentive Units” means units that represent a type of limited partnership interest in the Partnership granted pursuant to Section 6 of this Plan.

(p) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Restricted Shares or Incentive Units, and, if so determined by the Board, Option Rights. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a particular project with which an individual Participant may be involved. The Management Objectives may be made relative to the performance of other comparable companies, or an industry index, if so determined by the Board. The Management Objectives applicable to any award to an employee that is intended to comply with Section 162(m) of the Code shall be based on specified levels of or growth in one or more of the following criteria:

(1) cash flow;

(2) return on invested capital;

(3) net income (which may include equity in net income of uncombined entities);

(4) earnings per share;

(5) total revenue, fee revenue, and/or rental revenues;

(6) stock price or return on investment to stockholders; and/or

(7) achievement of specified budgetary criteria for a particular project.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of an employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

(q) “Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option Right.

(r) “Option Price” means the purchase price payable on exercise of an Option Right.

(s) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(t) “Participant” means a person who is selected by the Board to receive an Award under this Plan and who is at the time an officer, employee or consultant of the Company or any one or more of its Affiliates or Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include any other individual (other than a Director who is an employee of the Company, any Subsidiary of the Company, or any Affiliate thereof), whose participation in the Plan is determined by the Board to be permissible and in the best interests of the Company.

(u) “Partnership” means Thomas Properties Group, L.P., a Maryland Limited Partnership.

(v) “Partnership Agreement” means the Agreement of Limited Partnership of Thomas Properties Group, L.P., dated as of October 13, 2004, as may be amended from time to time.

(w) “Plan” means this Thomas Properties Group, Inc. 2004 Equity Incentive Plan.

(x) “Restricted Shares” means Common Shares granted pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 5 has expired.

(y) “Subsidiary” means any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the Voting Securities, or (ii) the outstanding equity interests are owned, directly or indirectly, by the Company, except for the purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns, directly or indirectly, a majority of the Voting Securities.

(z) “Voting Power” means, at any time, (i) the combined voting power of the Voting Securities in the case of the Company, or (ii) the combined voting power of then-outstanding securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another entity.

(aa) “Voting Securities” means, at any time, (i) the securities entitled to vote generally in the election of Directors in the case of the Company, or (ii) the securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another entity.

3.    Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 3(b) and Section 8 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, or (iii) in payment of dividend equivalents paid with respect to Awards made under the Plan shall not exceed in the aggregate 2,166,883 Common Shares, minus the number of Incentive Units granted under the Plan. Such shares may be authorized but unissued shares or treasury shares or a combination of the foregoing.

(b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to Awards that expire or are forfeited or that are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any Award granted under this Plan, any shares that were covered by that Award shall again be available for issue or transfer hereunder.

(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 8 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 666,733, and (ii) the number of shares issued as Restricted Shares (after taking forfeitures into account) and Incentive Units granted shall not in the aggregate exceed 1,500,150.

4.    Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a) Each grant shall specify the number of Common Shares covered by such grant, subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant shall specify an Option Price per Common Share, which may not be less than the Fair Market Value of a Common Share on the Date of Grant.

(c) Each grant shall specify the date or event (which may include the achievement of specified management objectives) when all or any installment of the Option Right is to become exercisable, and may provide for the earlier exercise of such Option Right in the event of a Change in Control. Notwithstanding the foregoing, no Option Right shall be exercisable more than 10 years from the Date of Grant.

(d) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months, or (iii) by a combination of such methods of payment.

(e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(f) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(g) Incentive Stock Options shall be granted only to Participants who are “employees” of the Company or any Subsidiary, within the meaning of Section 3401(c) of the Code. In addition, a Participant who owns (taking into account Section 424(d) of the Code) more than 10% of the Voting Securities of the Company or any of its Subsidiaries shall not be eligible for the grant of an Incentive Stock Option unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(h) Each grant of Option Rights shall be evidenced by an Award Agreement, which shall specify whether the Option Right is intended to be an Incentive Stock Option. Each Award Agreement shall be subject to the Plan and shall contain such terms and provisions as the Board may approve, and, if the Board shall so provide, may require the satisfaction or achievement of certain Management Objectives as a condition to the exercise thereof.

5.    Restricted Shares. The Board may authorize the granting of Restricted Shares to Participants. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such grant shall constitute an immediate transfer of the ownership of the Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Common Share at the Date of Grant.

(c) Each such grant shall provide that the Restricted Shares covered by such grant shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than two years. Notwithstanding the foregoing, each such grant may provide for the earlier lapse of such substantial risk of forfeiture upon (i) the Participant achieving management objectives specified in such grant, or (ii) a Change in Control.

(d) Each such grant shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed in the Award Agreement (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any such grant may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.

(f) Each grant of Restricted Shares shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent with this Plan, as the Board may approve and may require the satisfaction or achievement of certain Management Objectives specified in an Award Agreement for the vesting thereof. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares.

6.    Incentive Units. The Board may also authorize the granting of Incentive Units as follows:

(a) Each such grant shall constitute an agreement by the Company to cause the Partnership to issue Incentive Units to the Participant at such times and subject to such terms and conditions as set forth in the Partnership Agreement. Subject to adjustment as provided in Section 3(b), each Incentive Unit issued by the Partnership shall reduce the number of Common Shares reserved under Section 3(a) of this Plan on a one-for-one basis.

(b) Each such grant shall entitle the Participant to such interest and payments within and from the Partnership at such times and subject to such terms and conditions as set forth in the Partnership Agreement.

(c) Each grant of Incentive Units shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent the Partnership Agreement and this Plan, as the Board may approve, and may require the satisfaction or achievement of certain Management Objectives specified in an Award Agreement for the vesting thereof.

7.    Transferability.

(a) Except as otherwise determined by the Board, no Award shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

8.    Adjustments. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 8; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

9.    Change in Control. For purposes of this Plan, except as may be otherwise defined in an individual Participant’s Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a) Any transaction, whether effected directly or indirectly, resulting in any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) having “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of the Voting Securities of the Company that represent greater than 35% of the Voting Power of the Company, other than: (1) any transaction or event resulting in the beneficial ownership of such Voting Securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, (2) any transaction or event resulting in the beneficial ownership of such Voting Securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or (3) any transaction or event resulting in the beneficial ownership of such Voting Securities pursuant to a transaction described in Section 9(c) below that would not be a Change in Control under Section 9(c);

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election by the Company’s stockholders, or nomination for election by the Board, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of Directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination, or (ii) a sale or other disposition of all or substantially all of the Company’s assets, or (iii) the acquisition of assets or stock of another entity, in each case, other than a transaction: (1) which results in the Company’s Voting Securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, greater than 50% of the Voting Power of the Successor Entity immediately after the transaction, and (2) after which no person or group beneficially owns Voting Securities representing greater than 50% of the Voting Power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 9(c)(2) as beneficially owning Voting Securities representing greater than 50% of the Voting Power of the Successor Entity solely as a result of the Voting Securities held in the Company prior to the consummation of the transaction; or

(d) the approval by the Company’s stockholders of a liquidation or dissolution of the Company.

For purposes of Section 9(a) above, the calculation of Voting Securities shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of Section 9(c) above, the calculation of Voting Securities shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

10.    Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

11.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

12.    Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate or Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

13.    Administration of the Plan.

(a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any Award Agreement and any determination by the Board pursuant to any provision of this Plan or of any such Award Agreement shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

14.    Conditions on Awards.

(a) No Option Right shall be cancelled and replaced with Awards having a lower Option Price. This Section 14(a) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 8 of this Plan.

(b) The Board may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or may waive any other limitation or requirement under any such Award.

(d) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

(e) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or an Affiliate or Subsidiary, nor shall it interfere in any way with any right the Company or any Affiliate or Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

15.    Amendment and Termination of Plan.

(a) The Board may from time to time and at any time amend or terminate the Plan in whole or in part; provided, however, that any amendment (i) which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal exchange on which the Common Shares are traded or quoted, or (ii) which would increase the benefits accruing to Participants, increase the aggregate number of Common Shares that may be issued under the Plan or materially modify the eligibility requirements for participating in the Plan, shall not be effective unless and until the stockholders of the Company have approved such amendment.

(b) Unless terminated in accordance with Section 15(a) above, this Plan shall expire on the tenth anniversary of the Effective Date (the “Expiration Date”). No grant shall be made under this Plan after the Expiration Date, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

16.    Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

17.    General Provisions.

(a) No Participant shall have any rights as a stockholder with respect to any Common Shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

(b) All notices under this Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, ARCO Plaza, 515 South Flower Street, Los Angeles, California 90071, addressed to the attention of the Secretary; and if to a Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company or an Affiliate or Subsidiary. Such addresses may be changed at any time by written notice to the other party.